------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): NOVEMBER 22, 1996

                     NORTH AMERICAN ENERGY OF DELAWARE, INC.
------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

         DELAWARE                  0-85818          95-3111611
------------------------------------------------------------------------------
(State or other jurisdiction      (Commission         (IRS employer
    of incorporation)             file number)      identification no.)

                               555 MADISON AVENUE
                                   22ND FLOOR
                            NEW YORK, NEW YORK, 10022
------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip code)



Registrant's telephone number, including area code:  (212) 980-5050
                                                      -------------



------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

            On November 22, 1996, Bankruptcy Judge Jeffry H. Gallet of the United States Bankruptcy Court for the Southern District of New York, Docket No. 96 B 44434, signed an order confirming the registrant's Plan of Reorganization (the "Plan"), a copy of which is attached as Exhibit 1 to registrant's Disclosure Statement ("Disclosure Statement") for the Plan, filed as Exhibit A hereto. Under the Plan, the registrant will merge with ORA Electronics, Inc. ("ORA"), effective upon the filing of a merger agreement between the registrant and ORA, expected to be on or about December 16, 1996. Until such filing, either participant in the proposed merger may withdraw. Upon the merger, the management of ORA will become the management of the surviving corporation.

            ORA is a supplier of portable cellular telephone and PCS (Personal Communication Systems) accessories and enhancement products. Among ORA's comprehensive line of products are hands-free solutions for portable cellular telephones; battery charging solutions (including quick and fast charging systems); power/performance enhancing products; other essentials for portable cellular telephones and PCS handsets (including starter-kits, batteries, power cords and carrying cases); speciality batteries (such as a vibrating battery); antennas; mounts; and cradles which hold a portable phone in place in a vehicle. ORA operates from an 80,000 square foot facility in the Technology Park of Chatsworth, California and has approximately 75 employees.

            The registrant currently has 14,997,599 outstanding shares of Common Stock, par value $.001 per share ("NAE shares"), and is committed to issue 2,880,920 shares which are not authorized but the registrant is committed to issue once authorized ("committed shares"). Assuming the merger becomes effective, the authorized shares of ORA, the surviving corporation, will comprise 30,000,000 shares of Common Stock, $.001 per share ("ORA shares"), and 5,000,000 preferred shares, par value $.001 per share. Of such shares, (i) 5,000,000 ORA shares would be issued to the current stockholders of ORA, (ii) 246,500 ORA shares plus additional shares for rounding (described below) would be issued to former holders of NAE shares and committed shares, (iii) an aggregate of 3,500 ORA shares would be issued in exchange for claims of creditors of the registrant, (iv) 160,566 ORA shares would be issued by ORA to a financial consultant as consideration for services rendered in connection with the merger, and (v) approximately 1,170,500 ORA shares would be issued in full satisfaction of indebtedness and trade payables due an individual. The number of ORA shares to be issued to such individual will increase by approximately 165 shares each day from December 3, 1996 to the date of such issuance to reflect accrued interest on such indebtedness. No preferred shares will be issued by ORA in the merger. The 246,500 shares to be issued to the former holders of NAE shares and committed shares assumes that the Bankruptcy Court approves the inclusion in such pool of 4,000 ORA shares previously allocated under the Plan to certain administrative claim holders of North American (the "Reallocation").

            In addition, the Plan contemplates that warrants ("Warrants") would be issued to holders of NAE shares and committed shares, entitling the holders thereof to purchase ORA shares at the following exercise prices per share and during the following periods after the Plan becomes effective:

                           AGGREGATE          EXERCISE         EXERCISE
            WARRANTS         NUMBER            PRICE             PERIOD
            --------       ---------           -------          --------
            Class A         392,000             $ 5.00          180 days

            Class B         588,000              10.00           18 months

            Class C         490,000              15.00           36 months

            Class D         686,000              20.00           60 months

            The holders of outstanding NAE shares and committed shares would share pro rata in a pool of ORA securities comprising 246,500 ORA shares, 392,000 Class A Warrants, 588,000 Class B Warrants, 490,000 Class C Warrants and 686,000 Class D Warrants. Such numbers assume the Bankruptcy Court approves the Reallocation which includes Warrants. Under the Plan, ORA would issue additional ORA shares and Warrants to round up the numbers of shares and Warrants received by each holder of NAE shares and committed shares which are not integral multiples of 100 to the next higher multiple of 100 shares and Warrants. Under the aforesaid order confirming the Plan, such roundings will be available only to holders of outstanding NAE shares (including beneficial owners of shares held by nominees) and committed shares who held their shares on August 19, 1996, the date on which a petition was originally filed by the registrant under the Bankruptcy Code, and who surrender their certificates (or, in the case of committed shares, other evidence satisfactory to ORA) to ORA representing all of the NAE shares and committed shares held by such holders on such date.

            As a result of the issuances of ORA shares referred to above, and assuming the issuance of 100,000 shares pursuant to the round-up feature described above, it is expected that, following the merger, ORA will have approximately 6,681,500 shares outstanding, of which about 5.2% would be held by the prior holders of NAE shares and committed shares.

            ORA will grant to its financial consultant, in addition to the shares of common stock referenced above, an option to purchase 14,772 shares of its common stock (the "A Option"), an option to purchase 20,208 shares of its common stock (the "B Option"), an option to purchase 17,478 shares of its common stock (the "C Option") and an option to purchase 23,022 shares of common stock (the "D Option"). The A Option, the B Option, the C Option and the D Option have the same exercise prices and terms as the Class A Warrants, the Class B Warrants, the Class C Warrants and the Class D Warrants, respectively.

            Prior to the effective date of the Plan, the registrant does not have any tangible assets but has creditor claims of $15,500, which are to be satisfied for 3,500 ORA shares.

            As of March 31, 1996, ORA had total assets of approximately $17.1 million of which approximately $10.2 were current assets, and approximately $15.9 million of total liabilities of which approximately $8.7 million were current liabilities. Total stockholders' equity was approximately $1.3 million. For the 12 months ended March 31, 1996, ORA had a net loss of approximately $1.4 million on net sales of approximately $24.1 million.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS.

            (a)  Financial statements of the business acquired.
                 ---------------------------------------------

            Not applicable.

            (b)  Pro forma financial information.
                 --------------------------------

            Not applicable.

            (c)  Exhibits.
                 --------

           Filed herewith as an exhibit to this Report is the following:

           EXHIBIT A: Copy of registrant's "Disclosure Statement for the Debtor's Plan of Reorganization," to which Debtor's Plan of Reorganization is attached as Exhibit 1.

                                   SIGNATURES



            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           NORTH AMERICAN ENERGY OF
                                           DELAWARE, INC.



Date: December 3, 1996                     By: /s/ R.L. Burke, Pres.
                                               -------------------------------
                                               Raymond L. Burke
                                               President